As filed with the Securities and Exchange Commission on August 26, 1999


================================================================================


                                                    Registration No. 333 - 85761


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        ---------------------------------


                               Amendment No. 1 to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        ---------------------------------


                                   SUGEN, Inc.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)


        DELAWARE                                        13-3629196
------------------------                    ------------------------------------
(State of Incorporation)                    (I.R.S. Employer Identification No.)


                              230 East Grand Avenue
                      South San Francisco, California 94080
                                 (650) 553-8300
          -------------------------------------------------------------
          (Address and telephone number of principal executive offices)


                             1992 STOCK OPTION PLAN
                        1994 EMPLOYEE STOCK PURCHASE PLAN
                        ---------------------------------
                            (Full title of the plans)

                               Stephen Evans-Freke
                              Chairman of the Board
                                   SUGEN, Inc.
                              230 East Grand Avenue
                      South San Francisco, California 94080
                                 (650) 553-8300
--------------------------------------------------------------------------------
           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        ---------------------------------

                                   Copies to:
                          Suzanne Sawochka Hooper, Esq.
                               Cooley Godward LLP
                              Five Palo Alto Square
                               Palo Alto, CA 94306
                                 (650) 843-5000

                        ---------------------------------

                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================
       Title of Securities             Amount to be          Proposed Maximum          Proposed Maximum             Amount of
         to be Registered               Registered       Offering Price Per Share  Aggregate Offering Price     Registration Fee
                                                                    (1)                       (1)
------------------------------------------------------------------------------------------------------------------------------------
Stock Options and Common Stock            950,000            $13.00 - $30.1875            $26,567,709               $7385.82
(par value $.01)
====================================================================================================================================

(1)      Estimated  solely for the purpose of  calculating  the amount of the  registration  fee pursuant to Rule 457(c) and (h)(1)
         under the Securities Act of 1933, as amended (the " Securities Act"). The offering price per share and aggregate  offering price for the  unissued  stock  options  and  Common  Stock  are  based  upon the  average  of the high and low  prices of
         Registrant's  Common Stock as reported on the Nasdaq  National  Market System on August 19, 1999.  The offering  price per share and aggregate  offering price for the outstanding  stock options are based upon the exercise prices of such options.
         The following chart illustrates the calculation of the registration fee:

====================================================================================================================================

====================================================================================================================================

                         Title of Shares                             Number of Shares      Offering Price Per    Aggregate Offering
                                                                                                  Share                 Price
------------------------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to outstanding stock options pursuant            190,148            $13.00 - $29.50         $ 3,629,677
to the 1992 Stock Option Plan

------------------------------------------------------------------------------------------------------------------------------------

Shares issuable pursuant to unissued stock options pursuant to            559,852               $30.1875             $16,900,532
the 1992 Stock Option Plan

------------------------------------------------------------------------------------------------------------------------------------

Shares issuable pursuant to unissued stock options pursuant to            200,000               $30.1875             $ 6,037,500
the 1994 Employee Stock Purchase Plan

------------------------------------------------------------------------------------------------------------------------------------

Proposed Maximum Aggregate Offering Price                                                                            $26,567,709

====================================================================================================================================


------------------------------------------------------------------------------------------------------------------------------------

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration  Statement becomes effective.

                                EXPLANATORY NOTE


This Amendment to Registration Statement on Form S-8 (File No. 333-85761) is an exhibit-only filing for the purpose of correcting an error in Exhibits 99.1 and
99.2 and filing such correct Exhibits hereto.



                                    EXHIBITS

Exhibit
Number


5.1       Opinion of Cooley Godward LLP. (+)

23.1      Consent of Ernst & Young LLP, Independent Auditors. (+)

23.2      Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1. (+)

24.1      Power of Attorney.  Reference is made to the signature pages. (+)


99.1      1992 Stock Option Plan, as amended as of February 22, 1999.

99.2      1994 Employee Stock Purchase Plan, as amended as of February 22, 1999.


--------------
(+) Previously filed
                                        3

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, County of San Mateo, State of California, on August 26, 1999.


                                         SUGEN, Inc.




                                         By  /s/                      *
                                            -----------------------------------
                                                  James L. Knighton
                                                  Senior Vice President and
                                                  Chief Financial Officer





Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                             Title                             Date


/s/                    *              Chief Executive Officer and       August 26, 1999
-------------------------------       Chairman of the Board
(Stephen Evans-Freke)                 (Principal Executive Officer)


/s/ James L. Knighton                 Senior Vice President and         August 26, 1999
-------------------------------       Chief Financial Officer
(James L. Knighton)                   (Principal Financial and
                                      Accounting Officer)


                                        4


/s/                    *              Director                          August 26, 1999
-------------------------------
(Jeremy L. Curnock Cook)



/s/                    *              Director                          August 26, 1999
-------------------------------
(Samuel Hamad)



/s/                    *              Director                          August 26, 1999
-------------------------------
(Gerald Moller)



 /s/                   *              Director                          August 26, 1999
-------------------------------
(Donald E. Nickelson)



/s/                    *              Director                          August 26, 1999
-------------------------------
(Richard D. Spizzirri)



/s/                    *              Director                          August 26, 1999
-------------------------------
(Axel Ullrich)

* By: /s/ James L. Knighton
      -------------------------
      James L. Knighton
      Attorney-in-Fact




                                  EXHIBIT INDEX


Exhibit                                                                             Sequential
Number             Description                                                      Page Number

5.1       Opinion of Cooley Godward LLP. (+)                                                  7

23.1      Consent of Ernst & Young LLP, Independent Auditors. (+)                             8

23.2      Consent of Cooley LLP.  Reference is made to Exhibit 5.1. (+)                       7

24.1      Power of Attorney.  Reference is made to the signature pages. (+)                   3

99.1      1992 Stock Option Plan, as amended as of February 22, 1999.                         9

99.2      1994 Employee Stock Purchase Plan, as amended as of February 22, 1999.             19

-------------
(+) Previously filed.

                                        6